Exhibit (c)(2)

UROV Take Private Analysis Strictly Private and Confidential July 2020    Banking, Capital Markets and Advisory | Global Healthcare Group

US$mm, unless otherwise stated Il lustrative Offer Price Per Share Takeout Price Per Share $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 Premium to 21-Jul-20 Share Price of $9.38 6.6% 27.9% 49.3% 70.6% 91.9% 113.2% Current Fully Diluted Shares Outstanding 32.934 33.550 33.990 34.321 34.577 34.783 New Equity Issuance -—————- Pro-Forma Fully Diluted Shares Outstanding 32.934 33.550 33.990 34.321 34.577 34.783 Fully Diluted Value of Equity (100%) $329 $403 $476 $549 $622 $696 Non-DSP Shares Outstanding 9.971 10.587 11.027 11.357 11.614 11.819 Non-DSP % Ownership 30.5% 32.4% 33.7% 34.7% 35.5% 36.2% Fully Diluted Value of Non-DSP Equity $100 $127 $154 $182 $209 $236 Value of Debt Outlay 200 200 200 200 200 200 Projected 3/31/21 Balance Sheet Cash (132) (132) (132) (132) (132) (132) Total Incremental Investment Required from DSP $168 $195 $222 $250 $277 $304 Illustrative Urovant Take-Private Analysis at March 2021 Source: FactSet, DSP and Urovant company filings. Market data as of 07/20/2020. Note: Non-DSP shares based on 30,799,340 basic shares outstanding as at June 18, 2020 per cover of 10-K filed on June 19, 2020 and 22,963,263 shares owned by DSP per Form 4 filed on February 21, 2020. Cash projected to be as of March 31, 2021. (1) Equity financing assumes 15% discount to current share price as well as 75% participation by DSP. US$mm, unless otherwise stated Illustrative Offer Price Per Share Takeout Price Per Share $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 Premium to 21-Jul-20 Share Price of $9.38 6.6% 27.9% 49.3% 70.6% 91.9% 113.2% Current Fully Diluted Shares Outstanding 32.934 33.550 33.990 34.321 34.577 34.783 New Equity Issuance 25.085 25.085 25.085 25.085 25.085 25.085 Pro-Forma Fully Diluted Shares Outstanding 58.019 58.635 59.075 59.405 59.662 59.867 Fully Diluted Value of Equity (100%) $580 $704 $827 $950 $1,074 $1,197 Non-DSP Shares Outstanding 16.242 16.858 17.298 17.628 17.885 18.091 Non-DSP % Ownership 28.0% 28.8% 29.3% 29.7% 30.0% 30.2% Fully Diluted Value of Non-DSP Equity $162 $202 $242 $282 $322 $362 DSP Cash Equity Invested 150 150 150 150 150 150 Value of Debt Outlay -—————- Projected 3/31/21 Balance Sheet Cash (132) (132) (132) (132) (132) (132) Total Incremental Investment Required from DSP $180 $220 $260 $300 $340 $380 Difference $13 $25 $38 $50 $63 $75 % Increase 7.6% 12.9% 17.0% 20.2% 22.7% 24.8% $200mm Debt Financing $200mm Equity Financing(1) 1

US$mm, unless otherwise stated Illustrative Offer Price Per Share Takeout Price Per Share $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 Premium to 21-Jul-20 Share Price of $9.38 6.6% 27.9% 49.3% 70.6% 91.9% 113.2% Current Fully Diluted Shares Outstanding 32.934 33.550 33.990 34.321 34.577 34.783 New Equity Issuance -—————- Pro-Forma Fully Diluted Shares Outstanding 32.934 33.550 33.990 34.321 34.577 34.783 Fully Diluted Value of Equity (100%) $329 $403 $476 $549 $622 $696 Non-DSP Shares Outstanding 9.971 10.587 11.027 11.357 11.614 11.819 Non-DSP % Ownership 30.5% 32.4% 33.7% 34.7% 35.5% 36.2% Fully Diluted Value of Non-DSP Equity $100 $127 $154 $182 $209 $236 Value of Debt Outlay 350 350 350 350 350 350 Projected 3/31/22 Balance Sheet Cash (47) (47) (47) (47) (47) (47) Total Incremental Investment Required from DSP $403 $430 $457 $485 $512 $539 Illustrative Urovant Take-Private Analysis at March 2022 US$mm, unless otherwise stated I lustrative Offer Price Per Share Takeout Price Per Share $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 Premium to 21-Jul-20 Share Price of $9.38 6.6% 27.9% 49.3% 70.6% 91.9% 113.2% Current Fully Diluted Shares Outstanding 32.934 33.550 33.990 34.321 34.577 34.783 New Equity Issuance 40.763 40.763 40.763 40.763 40.763 40.763 Pro-Forma Fully Diluted Shares Outstanding 73.697 74.313 74.753 75.083 75.340 75.545 Fully Diluted Value of Equity (100%) $737 $892 $1,047 $1,201 $1,356 $1,511 Non-DSP Shares Outstanding 20.162 20.778 21.218 21.548 21.805 22.010 Non-DSP % Ow nership 27.4% 28.0% 28.4% 28.7% 28.9% 29.1% Fully Diluted Value of Non-DSP Equity $202 $249 $297 $345 $392 $440 DSP Cash Equity Invested 263 263 263 263 263 263 Value of Debt Outlay -—————- Projected 3/31/22 Balance Sheet Cash (47) (47) (47) (47) (47) (47) Total Incremental Investment Required from DSP $417 $465 $513 $560 $608 $656 Difference $14 $35 $55 $76 $96 $116 % Increase 3.6% 8.1% 12.1% 15.6% 18.7% 21.6% $350mm Debt Financing $350mm Equity Financing(1) Source: FactSet, DSP and Urovant company filings. Market data as of 07/20/2020. Note: Non-DSP shares based on 30,799,340 basic shares outstanding as at June 18, 2020 per cover of 10-K filed on June 19, 2020 and 22,963,263 shares owned by DSP per Form 4 filed on February 21, 2020. Cash projected to be as of March 31, 2022. (1) Initial $200mm equity financing assumes 15% discount to current share price as well as 75% participation by DSP. Subsequent $150mm financing assumes price appreciation of 20% with offer price reflecting 15% discount as well as 75% participation by DSP. 2

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